CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-273918 on Form S-6 of our report dated September 21, 2023, relating to the financial statement of FT 10964, comprising Cboe Vest Large Cap Buffered 10 Portfolio, Series 51, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 21, 2023